As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-129777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFOSONICS CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	33-0599368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5880 Pacific Center Boulevard
San Diego, California 92121

(Address of principal executive offices, including zip code)

INFOSONICS CORPORATION

2003 STOCK OPTION PLAN
(Full title of the plan)

Joseph Ram
Chief Executive Officer
InfoSonics Corporation
5880 Pacific Center Boulevard
San Diego, California 92121
(858) 373-1600

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David J. Katz

Perkins Coie LLP

1620 – 26th Street

Sixth Floor, South Tower

Santa Monica, California  90404

(310) 788-9900

EXPLANATORY NOTE

By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-129777 (the “Original Registration Statement”), filed by InfoSonics Corporation (the “Registrant”) with the Securities and Exchange Commission on November 17, 2005, the Registrant hereby deregisters an aggregate of 174,102 shares of its common stock, par value $0.001 per share, which were originally registered in connection with shares authorized for issuance under the Registrant’s 2003 Stock Option Plan. The number of deregistered shares includes an aggregate of 90,000 shares previously subject to unexercised stock options granted under the Registrant’s 2003 Stock Option Plan to each of Messrs. Marx, Picow and Waldron. 45,000 shares subject to these options were included in the Reoffer Prospectus portion of the Original Registration Statement. The 174,102 shares now being deregistered will no longer be available for issuance under the 2003 Stock Option Plan. The contents of the Original Registration Statement are incorporated by reference into this Post-Effective Amendment No. 1, except to the extent amended by the foregoing information.

The deregistration of shares is being made in conjunction with the filing of a Form S-8 Registration Statement for shares authorized for issuance under the InfoSonics Corporation 2006 Equity Incentive Plan and also in conjunction with the filing of a Form S-8 Registration Statement for shares issuable upon exercise of options granted pursuant to individual Amended and Restated Stock Option Agreements between InfoSonics Corporation and Messrs. Marx, Picow and Waldron. Pursuant to the terms of the Amended and Restated Stock Option Agreements, such options are granted outside of the 2003 Stock Option Plan but, to the extent not inconsistent with the terms of the Amended and Restated Stock Option Agreements, are subject to the terms of the 2003 Stock Option Plan. Stockholders of the Registrant approved the 2006 Equity Incentive Plan and the stock option grants, as amended, to each of Messrs. Marx, Picow and Waldron at its Annual Meeting of Stockholders held on June 12, 2006.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Original Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 12th day of June, 2006.

INFOSONICS CORPORATION

By:	/s/ Joseph Ram
Joseph Ram
Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of June, 2006.

Signature	Title

/s/ Joseph Ram	Chief Executive Officer (Principal Executive
Joseph Ram	Officer) and Director

/s/ Jeffrey A. Klausner	Chief Financial Officer (Principal Financial
Jeffrey A. Klausner	and Accounting Officer)

*	Director
Abraham G. Rosler

*	Director
Randall P. Marx

*	Director
Robert S. Picow

*	Director
Kirk A. Waldron

* By:	/s/ Joseph Ram
Joseph Ram
Attorney-in-Fact